Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

May 13, 2022

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel to Ryerson Holding Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by RYPS, LLC (the “Selling Stockholder”) of 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares were offered pursuant to the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on January 29, 2021 (the “Registration Statement”), as supplemented by the preliminary prospectus supplement, dated May 10, 2022 (together with the base prospectus included as part of the Registration Statement, the “Preliminary Prospectus”), the final prospectus supplement dated May 11, 2022 (the “Prospectus Supplement” and, together with the base prospectus included as part of the Registration Statement, the “Prospectus”).

We have examined copies of the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the Registration Statement, the Prospectus, relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion letter. We are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

BRUSSELS    CHICAGO    FRANKFURT     HOUSTON    LONDON    LOS ANGELES    MILAN

NEW YORK    PALO ALTO    PARIS    ROME    SAN FRANCISCO    WASHINGTON

Ryerson Holding Corporation

May 13, 2022

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other country, state or jurisdiction.

The opinion expressed herein is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof. The opinion expressed herein is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. The opinion expressed herein is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholder or the Shares.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP